UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________
FORM 8-K
 ______________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2025
________________________________________________________________________________
UNDER ARMOUR, INC.
 ________________________________________________________________________________

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Performance Drive, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 468-2512
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	UAA	New York Stock Exchange
Class C Common Stock	UA	New York Stock Exchange
(Title of each class)	(Trading Symbols)	(Name of each exchange on which registered)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01. Other Events.

As previously disclosed, Under Armour, Inc. (“Under Armour” or the “Company”) was named as a nominal defendant in two consolidated derivative lawsuits (together, the “Derivative Actions”) filed against certain of the Company’s current and former officers and directors: (a) Kenney v. Plank, et. al., No. 24-C-18-003939 (Balt. City Cir. Ct. Md.) (the “State Derivative Action”); and (b) Paul v. Plank, et al., No. 1:18-cv-02239 (D. Md.) (the “Federal Derivative Action”), which was dismissed without prejudice and is currently on appeal under the caption Paul v. Plank, et al., No. 24-1144 (4th Cir.) (the “Federal Appeal”).

As the Company previously reported, on May 7, 2025, the parties to the Derivative Actions executed a Stipulation and Agreement of Settlement (the “Settlement Agreement”) memorializing the terms of a proposed settlement fully resolving the Derivative Actions (the “Settlement”). Among other things, the Settlement Agreement provides that (a) the Company will implement various corporate governance measures (the "Agreed Governance Measure") for a period of three years from the time that the Settlement becomes final and non-appealable; and (b) a payment of $8.9 million, less any award of attorneys’ fees and costs to counsel for the plaintiffs, will be made to the Company on behalf of the defendants and will be funded using insurance proceeds. The Agreed Governance Measures are described in detail in Exhibits A and A-1 to the Settlement Agreement.

In exchange for the consideration described above, (x) the State Derivative Action and Federal Appeal will be dismissed; and (y) the plaintiffs, the Company, and Under Armour stockholders derivatively on behalf of the Company, will grant customary releases in favor of the defendants of all of claims that were or could have been asserted in the Derivative Actions. The Settlement is subject to final court approval.

On June 3, 2025, the judge presiding over the State Derivative Action issued an order (the “June 2025 Order”) that, among other things, directed the parties to provide notice to stockholders of the Settlement; set a schedule for Settlement-related proceedings in the State Derivative Action; and scheduled the final approval hearing in respect of the Settlement for August 14, 2025.

The foregoing does not constitute a complete description of the terms of the Settlement or the Settlement-related proceedings. Reference is made to the Settlement Agreement (including the exhibits thereto), the Notice of Proposed Settlement and of Settlement Hearing, and the June 2025 Order, which are filed as exhibits to this Form 8-K, available on the Company’s website, and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.
99.1	Stipulation and Agreement of Settlement (including exhibits thereto)
99.2	Order entered by the State Court on June 3, 2025
99.3	Notice of Proposed Settlement and of Settlement Hearing
101	XBRL Instance Document - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: June 12, 2025	By:	/s/ Mehri Shadman
Mehri Shadman
Executive Vice President, Chief Legal Officer & Corporate Secretary